UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2020

PCSB FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38065	81-4710738
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2651 Strang Blvd., Suite 100, Yorktown Heights, New York		10598
(Address of Principal Executive Offices)		(Zip Code)

(914) 248-7272
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	PCSB	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ⌧

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Change in Control Agreements with Jeffrey M Helf.  On January 31, 2020, PCSB Financial Corporation (the “Company”) and PCSB Bank, the wholly-owned subsidiary of the Company (the “Bank”), entered into separate change in control agreements with Jeffrey M. Helf, Senior Vice President and Chief Financial Officer of the Company and the Bank.  The change in control agreements have initial terms that end on December 31, 2020.  The initial terms will extend automatically for one year on January 1 of each year beginning on January 1, 2021, unless either party notifies the other no later than 90 days prior to the expiration date that the term will not be renewed.  Notwithstanding the foregoing, in the event of a change in control of the Company or the Bank, the term of each agreement will automatically extend for 24 months following the date of the change in control.

In the event of Mr. Helf’s involuntary termination without cause or voluntary resignation for good reason occurring on or after a change in control, Mr. Helf would be entitled to a cash lump sum payment equal to one (1) times the sum of: (i) his highest rate of base salary paid during the calendar year of, or either of the two (2) calendar years immediately preceding, the date of termination; and (ii) the average cash incentive compensation received during the calendar year of, and each of the two (2) calendar years immediately preceding, the date of termination.  In addition, the Company and the Bank would be obligated to pay the cost of Mr. Helf’s continued medical and dental coverage pursuant to COBRA for 12 months following his date of termination.  Notwithstanding the foregoing, any payment provided to Mr. Helf under his change in control agreement with the Bank would be subtracted from any payment due simultaneously to Mr. Helf under his change in control agreement with the Company.

If the payments to Mr. Helf under his change in control agreements would result in an excise tax under Sections 280G and 4999 of the Internal Revenue Code, the payments would be reduced by the minimum amount necessary to avoid such excise tax.

The foregoing descriptions of the change in control agreements do not purport to be complete and are qualified in their entirety by reference to the change in control agreements attached hereto as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Change in Control Agreement between PCSB Financial Corporation and Jeffrey M. Helf dated January 31, 2020.

10.2 Change in Control Agreement between PCSB Bank and Jeffrey M. Helf dated January 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST HOMETOWN BANCORP, INC.

Date: January 31, 2020	By:	/s/ Scott D. Nogles
Scott D. Nogles
Executive Vice President and Chief Operating Officer